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                                                                 Exhibit 99.n(2)

                        [SUTHERLAND ASBILL & BRENNAN LLP]

   STEPHEN E. ROTH
   DIRECT LINE: 202.383.0158
   Internet: steve.roth@sablaw.com


                                 April 26, 2004


EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

     Re:  EquiTrust Life Variable Account
          (File No. 333-45813)
          -------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 10 to the Registration Statement on Form N-6 (File No. 333-45813) for EquiTrust Life Variable Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                Sincerely,

                                SUTHERLAND ASBILL & BRENNAN LLP


                                By: /s/ Stephen E. Roth
                                    -------------------
                                        Stephen E. Roth